Exhibit 10.3

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Nova Energy, Inc., presently a State of Nevada corporation (“Maker” or “Corporation”), promises to cause to be issued to the order of Daymon Bodard, (“Holder”), Five Hundred Sixty-Four Thousand Five Hundred dollars ($564,500). Maker and Holder are collectively to be referred to as the “Parties”.

1.

Payments. The principal obligation evidenced by this Note Five Hundred Sixty-Four Thousand Five Hundred dollars ($564,500) as of August 26, 2006.

2.

Purpose. Maker’s obligations hereunder stem from Holder’s financial assistance provided Maker.

3.

Security. This Note shall be unsecured.

4.

Interest Charges. Interest shall accrue annually at the statutory interest rate for the state of Nevada as of August 26, 2006.

5.

Demand. At any time, Holder shall make formal, written demand for payment to Maker which shall be addressed to Maker’s present office located at: 2570 Myles Lake Rd., Nanaimo, BC V9x1E7, Canada.

6.

Type and Place of Payments.

a. The payment contemplated in this Note shall be a payment in full, minus any issuance or wire transfer fees to Holder at his last known address or if via a wire, pursuant to written instructions from Holder 30 days prior to the due date as set forth herein above.

b. At Holder’s option, Maker’s obligations may be converted to the corporation’s free-trading stock at a conversion rate of no less than $0.01, and further, said obligations may be assigned in whole or in part.

7.

Prepayment. Advance payment or payments may be made on any amounts due under this Note without penalty or forfeiture. There shall be no penalty for any prepayment.

8.

Acceleration Upon Occurrence of Specified Events. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or any of its assigns may forthwith or at any time thereafter or during the continuance of any such event, by notice in writing to the Maker, declare that the stock certificate be issued immediately and be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker:

(a)

Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

(b)

An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver of trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not released or bonded within 60 days after its entry or levy.

9.

Assignability. The rights or obligations under this Note may not be assigned and/or delegated by Maker without the express written consent of the other party.  Holder may assign his rights without restriction.

10.

Construction. The validity, interpretation and performance of this Note shall be governed by and construed in accordance with the laws of the country of United States of America, State of Nevada, without regard to its law on the conflict of laws.  Holder and Maker exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision.

Dated this 26th day of August, 2006

Maker

/s/ Daymon Bodard

Daymon Bodard, President and sole Director

of Nova Energy, Inc.

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